STATEMENT OF ADDITIONAL INFORMATION



BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois  60606
(312) 236-9160





This Statement of Additional Information is not a Prospectus, but it should be read in conjunction with the Prospectus. The Prospectus may be obtained by writing or calling the Bruce Fund. Certain information is incorporated by reference to the Annual Report to Shareholders dated
June 30, 2004. The Report to Shareholders is available, without charge, upon request by calling 1-800-347-8607 or by visiting the website www.thebrucefund.com. This Statement of Additional Information relates to the Prospectus dated November 2, 2004.




Date:  November 2, 2004





	ORDER OF CONTENTS

Fund History

Classification

Investment Strategies and Risk

Fund Policies

Management of the Fund

Code of Ethics

Control Persons and Principal Holders of Securities

Investment Advisory and Other Services

Brokerage Allocation

Capital Stock and Other Securities

Purchase, Redemption and Pricing of Shares

Taxation of the Fund

Underwriters

Audited Financial Statements as of June 30, 2004

Signatures
Consent of Independent Public Accountants

















Fund History:    Bruce Fund, Inc. is a Maryland corporation
incorporated on June 20, 1967. The Fund's only business during the past five years has been an investment company. The name of the Fund was changed to Bruce Fund, Inc., in October 1983.

Classification: The Fund is an open end, diversified, management investment company.

Investment Strategies and Risks: The principal strategies followed in seeking to achieve the Fund's primary investment objective of long-term capital appreciation are described in the prospectus. Securities of unseasoned companies, where the risks are considerably greater than common stocks of more established companies, may also be acquired from time to time if the Fund management believes such investments offer possibilities of capital appreciation. The Fund may also invest in securities convertible into common stocks, preferred stocks, other debt securities and warrants. The Investment Restrictions, to which the Fund is subject, limit the percentage of total fund assets that may be invested in the securities of any one issuer. These restrictions do not apply to securities representing ownership interest in United States Government securities.

Fund Policies: The Fund has adopted certain investment restrictions which are matters of fundamental policy and cannot be changed without the approval of the holders of a majority of the outstanding shares of the Fund as defined by the Investment
Company Act.  These fundamental policies are:

	1.Securities of other investment companies will not be purchased, except the Fund may purchase securities issued by money market funds.

	2.	The Fund will not acquire or retain any security
issued by a company if one or more officers or directors of the Fund or any affiliated persons of its investment adviser beneficially own more than one-half of one percent (0.5%) of such company's stock or other securities, and all of the foregoing persons owning more than one-half of one percent (0.5%) together own more than 5% of such stock or security.

	3.The Fund will not borrow money or pledge any of its assets.

	4.Investments will not be made for the purpose of exercising control or management of any company. The Fund will not purchase securities of any issuer if, as a result of such purchase, the Fund would hold more than 10% of the voting securities of such issuer.

5.	The Fund will not sell short, buy on margin or engage
in arbitrage transactions.

	6.	The Fund will not lend money, except for the
purchase of a portion of an issue of publicly-distributed debt securities.

	7.	The Fund will not buy or sell commodities,
commodity futures contracts or options on such contracts.

	8.The Fund will not act as an underwriter or distributor of securities, other than its own capital stock, except as it may be considered a technical "underwriter" as to certain securities which may not be publicly sold without registration under the Securities Act of 1933.

	9.The Fund will not purchase or write any puts, calls or combinations thereof. The Fund may, however, purchase warrants for the purchase of securities of the same issuer issuing such warrants, or of a subsidiary of such issuer. The investment in warrants, valued at the lower of cost or market, may not exceed 5.0% of the value of the Fund's net assets. Included within that amount, but not to exceed 2.0% of the value of the Fund's net assets, may be Warrants which are not listed on a national exchange. Warrants acquired by the Fund in units or attached to securities may be deemed to be without value.

	10.The Fund will not purchase or own real estate or interests in real estate, except in the marketable securities of real estate investment trusts.

	11.The Fund will not purchase any securities which would cause more than 10% of the Fund's net assets at the time of purchase to be invested in securities which may not be publicly sold without registration under the Securities Act of 1933.

	12.Not more than 25% of the value of the Fund's total assets (exclusive of government securities) will be invested in companies of any one industry or group of related industries.
The Fund will not issue senior securities.

	13.The Fund will be required to have at least 75% of the value of its total assets represented by (i) cash and cash items (including receivables), (ii) government securities as defined in the Investment Company Act of 1940, and (iii) other securities, limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the Fund and to not more than 10% of the outstanding voting securities of the issuer.

	14.The Fund will not invest in oil, gas or other mineral leases.

	It is the policy of the Fund not to invest more than 5% of the value of the Fund's total assets in securities of issuers, including their predecessor, which have been in operation less than three years. There is no restriction against making investments in the securities of unseasoned issuers or of foreign issuers and such investments may be made in management's discretion, without approval of a majority of the Fund's outstanding voting securities.




	Disclosure of Portfolio Holdings: With respect to the disclosure of the Fund's portfolio securities, the Board has approved the policy that unreported holdings or selective disclosures are not to be made to any persons. Information about portfolio securities is reported as soon as practical or possible after each quarter end.


Management of the Fund: The Fund is managed by its officers and directors. It has no advisory board, and no standing committees of the board of directors. Directors are elected at the annual meeting and serve until the successor of each shall have been duly elected and shall have qualified. Independent directors (I.D.) constitute a majority of the board.



 The current board of directors is:

                         Directors

	(1) *Robert B. Bruce
	Age 72


Business Experience
for Last Five Years

l974 to present - principal,
Bruce and Co. (investment
advisor); l982 to present -
Chairman of Board of
Directors, Treasurer,
Professional Life &
Casualty Company (life
insurance issuer),
previously Assistant
Treasurer.

             (2) Ward M. Johnson (I.D.)
	Age 67

2002 to present - Real
Estate Sales, Landings Co.;
2000 to 2002 President,
Savannah Capital (viatical
investments); l997 to 2000
- Publisher "Florida
Golfer"magazine.

             (3) John R. Nixon (I.D.)
	Age 63

Member, Chicago Board
Options Exchange, Trader


Mr. Bruce has been a director since l983; Mr. Ward M. Johnson was elected in December, l985 and Mr. Nixon was elected in December, 1999.

*R. Jeffrey Bruce is Vice President and Secretary of the Fund, and is Vice President of Bruce and Co., the Fund manager. He has held these positions since 1983. R. Jeffrey Bruce is the son of Robert
B. Bruce. (* Indicates Affiliated Person)

 Robert B. Bruce and R. Jeffrey Bruce are the only officers and stockholders of the Fund manager, Bruce and Co., which is paid a management fee by the Fund. There are no concessions to directors or affiliated persons who invest in Fund shares. Directors aggregate annual compensation from the Fund is currently set at and listed below:

            Ward M. Johnson       $500.00
             John R. Nixon           $500.00

Directors are also reimbursed for travel expenses by Bruce & Co.

Code of Ethics: The Fund and the Fund manager have both
adopted Code of Ethics     designed to ensure that the interests of fund
shareholders come before the interests of the people who manage the fund. Among other provisions, the Code of Ethics requires all investment personnel with access to information about the purchase or sale of securities by the fund to report to the Board of Directors all their security transactions, which is reviewed quarterly.

Proxy Voting Policy: The Fund's Advisers has the discretion to vote each issue as they see fit. It is the Fund's intent to vote each proxy issue in the best interests of its shareholders. The Fund's most recent proxy voting record can be obtained, without charge, upon request, by calling (800) 347-8607 or at the company website at www.thebrucefund.com; and on the SEC's website, www.sec.gov.

       Control Persons and Principal Holders of Securities:

(a) Robert B. Bruce is believed by management to be the only person who owns beneficially, either directly or indirectly, more than 15% of the voting securities of the Fund. (See, (b) below). Bruce Fund, Inc. is a Maryland corporation. In that no major corporate measure requires approval by more than 75% of all outstanding shares, no person voting alone could permit:

(1) the consolidation, merger, share exchange or transfer of assets to another person;
(2) the distribution of a portion of the assets of the Fund to its stockholders in partial liquidation;
(3) the voluntary dissolution of the Fund;
(4) the "business combination" of the Fund with another person as described in Maryland General Corporation Law, Sec. 3-601 through 3-603.
(b) Robert B. Bruce owned 18.32%, and R. Jeffrey Bruce owned 2.62%, of the outstanding shares of the Fund at September 30, 2004. No other person is known to the Board of Directors of the Fund to be the beneficial owner of more than 5%.
(c) Robert B. Bruce, President of the Fund and principal owner of Bruce and Co., investment adviser to the Fund, presently owns 12,525 shares of the Fund, and his wife owns 804 shares; Mr. Bruce disclaims any beneficial ownership in Mrs. Bruce's shares. All other directors, Ward M. Johnson and John R. Nixon, own no shares.


Investment Advisory and Other Services:

(a)	The Board of Directors basis for annually approving or
disapproving the existing investment advisory contract, include all of the following: the reasonableness of fees; extent and quality of services provided; investment performance of the fund; control of operating expenses; other revenue to the advisor; and the manner in which portfolio transactions of the fund are conducted.

(b)	Bruce and Co., an Illinois corporation controlled by
Robert B. Bruce, is the only investment adviser to the Fund. Mr. Bruce is in control of the adviser, and is Chairman of the Board of Directors, President and Treasurer of the Fund. R. Jeffrey Bruce is the son of Robert B. Bruce, is employed by, and a stockholder, officer and director of, Bruce and Co. and is Vice-President and Secretary of the Fund. Robert B. Bruce has received no salary for the previous five years from Bruce & Co., the Fund's Adviser. There are no payment or manager compensation formulas tied to the Fund. His total compensation from Bruce & Co. in the last five years has been in 2003 : $9,386, in 2002 : $2,203, in 2001 : $10,495, in 2000 :
loss($6,866) and in 1999 : $15,887. R. Jeffrey Bruce has received the following salary from Bruce & Co., in 2003 : $98,000, in 2002 :
$85,000, in 2001 : $60,000, in 2000 : $55,000 and in 1999 : $60,000.
His additional profit sharing distributions were in 2003 : $1,656, in 2003 : $389, in 2001 : $1,852, in 2000 : loss($1,212) and in 1999 :
$2,804. Again no payment or manager compensation formulas are tied to the Fund or its performance.

The advisory fee payable by the Fund to Bruce and Co. is a percentage applied to the average net assets of the Fund as follows:

Annual Percentage Fee
Applied to Average Net Assetsof Fund

1.0%
Up to $20,000,000; plus

0.6%
$20,000,000 through
$100,000,000; plus

0.5%
over  $100,000,000

	A fee installment will be paid in each month and will be computed on the basis of the average of the daily closing net asset values for each business day of the previous calendar month for which the fee is paid (e.g., 1/12% of such average will be paid in respect to each month in which such average is less than $20 million).

(1)	The advisory fee paid to Bruce and Co. during 2004
was $85,923, during 2003 was $40,913, and during 2002 was $36,497.

(2)	The Fund is not subject to any expense limitation
provision.

(c)	The following services furnished for and on behalf of the
Fund are supplied and paid for wholly or in substantial part by the investment adviser in connection with the Investment Advisory
Contract:

	The adviser provides suitable office space in its own offices and all necessary office facilities and equipment for managing the assets of the Fund; members of the adviser's organization serve without salaries from the Fund as directors, officers or agents of the Fund, if duly elected or appointed to such positions by the shareholders or by the Board of Directors; the adviser bears all sales and promotional expenses of the Fund, other than expenses incurred in complying with laws regulating the issue or sale of securities.

(d)There are no fees, expenses, and costs of the Fund which are to be paid by persons other than the investment adviser or the Fund.

(e)There are no management related service contracts under which services are provided to the Fund.

(f)No person other than a director, officer, or employee of the Fund or person affiliated with Bruce and Co. regularly furnishes advice to the Fund and to Bruce and Co. with respect to the desirability of the Fund's investing in, purchasing and selling securities or other property or is empowered to determine what securities or other property should be purchased or sold by the Fund and no other person receives, directly or indirectly, remuneration for such advice, etc.

(g)There is no plan pursuant to which the Fund incurs expenses related to the distribution of its shares and there are no agreements relating to the implementation of such a plan.

(h)The Fund's custodian is Fifth Third Bank, 38 Fountain
Square Plaza, Cincinnati, Ohio 45263. The Fund's independent public accountant is Grant Thornton LLP, 175 West Jackson,
Chicago, Illinois 60604.

	The above named custodian has custody of all the Fund's securities. It accepts delivery and makes payment for securities purchased and makes delivery and receives payment for securities sold. The Fund's Shareholder and Transfer Agent is Unified Fund Services, 431 N. Pennsylvania Street, Indianapolis, Indiana 46204-1897; it receives and processes all orders by investors to purchase and to redeem Fund's shares, maintaining a current list of names and addresses of all stockholders and their respective holdings. Upon receipt of authorization to make payment of Fund expenses from the investment adviser, the above named custodian makes such payments from deposits of the Fund, and sends confirmation of all bills paid. Unified Fund Services pays dividends, makes capital gain distributions and mails annual reports and proxy statements to stockholders.

Certified independent public accountants performed an annual audit of Fund's financial statements for each of the ten years ended June 30, 2004.



	Brokerage Allocation and Other Practices:

(a)	Decisions to buy and sell securities for the Fund, the
selection of brokers and negotiation of the commissions to be paid, or mark-ups (or mark-downs) on principal transactions, are made by Bruce & Co. Robert B. Bruce and R. Jeffrey Bruce, employees of the Fund and owners of Bruce & Co., are jointly and primarily responsible for making the Fund's portfolio decisions, subject to direction by the Board of Directors of the Fund. Placing the Fund's brokerage business and, where applicable, negotiating the amount of the commission rate paid take into account factors described in paragraph (c) below. It is the adviser's policy to obtain the best security price and execution of transactions available. During each of the last three years, the aggregate brokerage commissions by the Fund were:

Total Brokerage Commissions:
2004	            $13,685
2003	            $  9,600
2002	            $  6,639

The general reason for the difference has been the growth of the Fund, and an increase in the number of portfolio securities. The Fund frequently purchases and sells securities from dealers acting as principals. No commissions are paid on such transactions but do include mark-ups (or mark-downs).

(b)	None of the brokers with whom the Fund dealt in the last
three years was affiliated in any manner with the Fund, or with any affiliated person of the Fund, including the investment adviser.

(c)	Brokers are selected to effect securities transactions for the
Fund based on the adviser's overall evaluation of the commission rates charged, the reliability and quality of the broker's services and the value and expected contribution of such services to the performance of the Fund. Where commissions paid reflect services furnished in addition to execution, the adviser will stand ready to demonstrate that such services were bona fide and rendered for the benefit of the Fund. Such commissions may, be higher than could be obtained from brokers not supplying such services. The adviser considers the supplementary research and statistical or other factual information provided by dealers in allocating portfolio business to dealers. Such allocation is not on the basis of any formula, agreement
or understanding.	It is not possible to place a dollar value on such
research and other information and it is not contemplated that the receipt and study of such research and other information will reduce the cost to Bruce and Co. of performing duties under the Advisory Agreement. The Board of Directors of the Fund has permitted the Fund to pay brokerage commissions which may be in excess of those which other brokers might have charged for effecting the same transactions, in recognition of the value of the brokerage and research services provided by the executing brokers. The research, which is received from brokers, includes such matters as information on companies, industries, economic and market factors. The information received may or may not be useful to the Fund, and may or may not be useful to the investment adviser in servicing other of its accounts.

Bruce and Co. attempts to evaluate the overall reasonableness of the commissions paid by the Fund and attempts to negotiate commissions which are within a reasonable range, keeping in mind the brokerage and research services provided.

(d)	Bruce and Co. is not aware that any of the Fund's
brokerage transactions during the last fiscal year were placed pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.


Capital Stock and Other Securities

Bruce Fund, Inc. has only one class of authorized stock, Capital
Stock, $1.00 par value; its Articles of Incorporation authorize the Issuance of 200,000 such shares. Stockholders are entitled to one vote per full share, to such distributions as may be declared by the Fund's Board of Directors out of funds legally available, and upon liquidation to participate ratably in the assets available for distribution. The holders have no preemptive rights. All shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of such directors if they choose to do so, and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. The shares are redeemable (as described in the Prospectus) and are transferable. All shares issued and sold by the Fund will be fully paid and non-assessable. There are no material obligations or potential liabilities associated with ownership of Fund stock. There are no conversion rights and no sinking fund provisions.

Purchase, Redemption and Pricing of Shares:
See Prospectus, "Purchasing of Fund Shares " and "Redemption of Fund Shares". There are no underwriters and no distribution of expenses of offering price over the net amount invested. There is no difference in the price at which securities are offered to public and individual groups and the directors, officers and employees of the Fund or its adviser.

Taxation of the Fund:
	The Fund intends to distribute all taxable income to its shareholders and otherwise comply with the provisions of the Internal Revenue Code applicable to regulated investment companies.
Therefore, no provision will be made for Federal income taxes since the Fund has elected to be taxed as a "regulated investment company".

On dividends from ordinary income and short-term gains the stockholders pay income tax in the usual manner. The dividend-received exclusion does not apply to capital gains distributions. The dividend-received exclusion is subject to proportionate reduction if the aggregate dividends received by the Fund from domestic corporations in any year is less than 75% of the Fund's gross income exclusive of capital gains. Statements will be mailed to shareholders in January of the year after the close of the fiscal year showing the amounts paid and the tax status of the year's dividends and distribution. The dividends and long-term capital gains are taxable to the recipient whether received in cash or reinvested in additional shares. Federal legislation requires the Fund to withhold and remit to the Treasury a portion (20%) of dividends payable if the shareholder fails to furnish his taxpayer identification number to the Fund, if the Internal Revenue Service notifies the Fund that such number, though furnished, is incorrect, or if the shareholder is subject to withholding for other reasons set forth in Sec. 3406 of the Internal Revenue Code.


Underwriters:
	The Fund will continuously offer public distribution of its securities. There are no underwriters or underwriting commissions with respect to such public distributions.


Financial Statements:
The Financial Statements filed herewith consist of:

Audited Financial Statements as of June 30, 2004, including:

(1)	Balance Sheet
(2)	Statement of Operations
(3)	Notes to Financial Statements
(4)	Schedule of  Investments
(5)	Statement of Changes in Net Assets, years ended
                  June 30, 2004 and 2003
(6)	Report of independent public accountants,
                  dated July 18, 2004
(7)	Financial Highlights

Other information respecting Bruce Fund, Inc. is included in Part C, filed herewith.

 Signatures & Certification

     Pursuant to the requirements of the Securities Act and the Investment Company Act, the Fund certifies that it meets all of the requirement for effectiveness of this registration statement under rule 485(b) under the Securities Act and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Chicago, and State of Illinois on the day of November 2, 2004.

  Bruce Fund, Inc.
________________________________
Fund

	/Robert B. Bruce/, President
By______________________________
 (Signature and Title)

                /R. Jeffrey Bruce/, Secretary
By_____________________________
 (Signature and Title)



Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/Robert B. Bruce/
________________
Robert B. Bruce          Date: November 2, 2004
President



/R. Jeffrey Bruce/
________________
R. Jeffrey Bruce         Date: November 2, 2004
Secretary


/Ward M. Johnson/
_________________
Ward M. Johnson, Director    Date: November 2, 2004


/John R. Nixon/
_____________
John R. Nixon, Director       Date: November 2, 2004








GRANT THORNTON
CONSENT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS

We consent to the reference to our firm under the caption
"Independent
Certified Public Accountants" and to the use of our report dated
July 23, 2004, in this Annual Report and Registration Statement
(File numbers 2-27183 and 811-1528) of Bruce Fund, Inc.

/Grant Thornton LLP/
GRANT THORNTON LLP

Chicago, Illinois
October 29, 2004

175 W. Jackson Blvd.
20th Floor
Chicago, IL  60604
T  312.856.0200
F  312.565.419
W  www.grantthornton.com


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